Exhibit 10.36

AMENDMENT ONE
TO
INTRAWARE, INC.
CHANGE OF CONTROL SEVERANCE AGREEMENT

This amendment (“Amendment One”) amends the Change of Control Severance Agreement dated           (the “Agreement”) between Intraware, Inc. (the “Company”) and            (the “Employee”).  The parties hereby amend the Agreement, effective as of the latest date set forth by the signatures of the parties hereto below.

1.                                     Full Acceleration of All Outstanding Options on Severance Termination.  Subpart (3)(a)(3) is deleted and replaced with the following:

(3)  Option Accelerated Vesting.  All outstanding stock options held by Employee which are unvested as of the Termination Date of Employee’s Severance Termination shall immediately become fully vested and exercisable as of such Termination Date (but, in no event, shall any option become vested and exercisable as to more than one hundred percent (100%) of the shares subject to such option).  All of Employee’s options (including the portion of such options which becomes vested pursuant to this Section) shall remain exercisable for such period of time as is prescribed in the respective stock option agreements.

Subject to the above modification, the Agreement shall remain in full force and effect.

COMPANY	INTRAWARE, INC.

By:

Name:

Title:

Date:

EMPLOYEE	Signed:

Date: